Exhibit 21.1

                               FFP PARTNERS, L.P.
                          Subsidiary of the Registrant



                                  State of                          Percentage
                                 Organization     Type of Entity      Owned
Legal Name of Subsidiary
FFP Properties, L.P.               Texas       Limited partnership     60%